Exhibit 23.1





                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. ________) of Interferon Sciences, Inc. for the registration of ______ shares of its Common Stock and to the incorporation by reference therein of our report dated ________, 1999, with respect to the financial statements of Interferon Sciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                              /s/ KPMG LLP







New York, New York
July __, 2000